Exhibit 4.1

NUMBER [SPECIMEN]	[Logo]	SHARES [SPECIMEN]

THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN.	INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS
CUSIP 359694 10 6

THIS CERTIFIES THAT

[SPECIMEN]

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON STOCK, $1.00 PAR VALUE, OF

H. B. FULLER COMPANY

transferable only on the books of the Company by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. The shares of the Company of all classes are subject to certain rights, preferences and restrictions, and the Company will furnish, without charge to each stockholder who so requests, a full statement of the designations, relative rights, voting power, preferences and restrictions granted to, or imposed upon, said shares. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, H.B. FULLER COMPANY has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.

Dated: [SPECIMEN]

[SPECIMEN]	[Seal]	[SPECIMEN]
Secretary		President and Chief Executive Officer

H.B. Fuller Company

THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE COMPANY. SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE COMPANY TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UTMA - Custodian
(Cust) (Minor)
TEN ENT – as tenants by entireties	under Uniform Transfers to Minors

JT TEN – as joint tenants with rights of survivorship and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received             hereby sell, assign, and transfer unto

Shares of the Capital stock represented by the
within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated	X

X
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP’), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.